UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300

Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Subscription Agreement

On December 12, 2016, Extraction Oil & Gas, Inc. (the “Company”) entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) with each of the purchasers listed on Schedule A thereto (the “Purchasers”) pursuant to which the Purchasers agreed to purchase 25,041,095 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $18.25 per share. The issuance of the Shares pursuant to the Subscription Agreement will be made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01Other Events.

The Company has recently updated its 2017 hedge position and currently has the following commodity derivative positions through the fourth quarter of 2017: (i) approximately 1,500 MBbls of oil hedged with swaps that have an average swap price of $43.84/Bbl, (ii) approximately 6,250 MBbls of oil hedged with collars that have average floor and ceiling prices of $47.70/Bbl and $55.94/Bbl, respectively, and (iii) approximately 25,420,000 MMBtu of natural gas hedged with swaps that have an average swap price of $3.06/MMBtu.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Common Stock Subscription Agreement, dated as of December 12, 2016, by and among Extraction Oil & Gas, Inc. and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2016

EXTRACTION OIL & GAS, INC.

By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

EXHIBIT INDEX

(d)Exhibits.

Exhibit No.	Description
10.1	Common Stock Subscription Agreement, dated as of December 12, 2016, by and among Extraction Oil & Gas, Inc. and the purchasers named therein.